                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 18, 2000
                Date of Report (Date of earliest event reported)

                           WESCO FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         California                 1-04720                    95-2109453
  (State of Incorporation)  (Commission File Number)          (IRS Employer
                                                          Identification Number)

                     301 East Colorado Boulevard, Suite 300
                           Pasadena, California 91101
               (Address of Principal Executive Offices) (Zip Code)

                                 (626) 585-6700
              (Registrant's Telephone Number, including Area Code)

ITEM 7. Financial Statements and Exhibits

(a) The consolidated financial statements of CORT Business Services Corporation ("CORT") are attached as an Exhibit to this Report on Form 8-K/A.

(b)  Pro forma financial information:  See pages 3 - 5.

(c) Exhibit: The consolidated balance sheets of CORT Business Services Corporation and subsidiary as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the accompanying report of CORT's independent accountants.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2000

                                           WESCO FINANCIAL CORPORATION

                                           By:
                                                  ------------------------------
                                           Name:  Jeffrey L. Jacobson
                                           Title: Vice President and
                                                  Chief Financial Officer

ITEM 7 (b) Pro forma financial information.

     On February 18, 2000, a wholly owned subsidiary of Wesco Financial Corporation ("Wesco") acquired, by tender offer, 12,901,723 shares (98.1% of the outstanding shares) of common stock of CORT Business Services Corporation ("CORT") at $28.00 per share (a total of approximately $361 million). On March 3, 2000, each CORT share not tendered was converted into a right to receive $28.00 cash, without interest, subject to appraisal rights, and CORT merged into its parent; the merged entity assumed the CORT name and became an indirect wholly owned subsidiary of Wesco. The tender offer and merger were made pursuant to an Agreement and Plan of Merger dated as of January 14, 2000. The aggregate cash purchase price, including fees and expenses, was funded to the extent of $354 million through sales of investments and use of available cash, supplemented by $31 million of short-term line-of-credit borrowings bearing interest initially at 6.4%.

     Set forth below are unaudited pro forma condensed combined financial statements as follows: a balance sheet as of December 31, 1999 assuming the acquisition of CORT and the merger had occurred on that date; a statement of income for the year ended December 31, 1999 assuming the acquisition of CORT and the merger had occurred on January 1, 1999. Neither pro forma statement is necessarily indicative of financial condition or results of operations that might have resulted if the acquisition and merger had actually taken place on the assumed date, nor should they be considered indicative of financial condition or results that may be attained in the future; these pro forma statements constitute "forward-looking" statements as defined and explained at the end of Item 7 of Wesco's Form 10-K Annual Report for the year ended December 31, 1999, previously filed with the Securities and Exchange Commission.

     The pro forma statements have been prepared as follows: "Wesco" amounts were derived from Wesco's consolidated financial statements included in the Form 10-K Annual Report referred to in the prior paragraph. "CORT" amounts were derived from CORT's consolidated financial statements for the year ended December 31, 1999, attached as an Exhibit to this Form 8-K/A. (Those historical, audited statements should be read when reading the pro forma statements.) Pro forma adjustments made in combining Wesco and CORT amounts as of earlier assumed acquisition dates are keyed to explanations of the more important underlying assumptions.

                           WESCO FINANCIAL CORPORATION
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1999
                             (Amounts in thousands)

                                                                                Pro Forma          Pro Forma
                                                   Wesco          CORT         Adjustments          Combined
                                                 ----------     ---------      -----------         ----------
                    Assets

Cash and investments .......................     $2,591,190     $  35,090      $  (354,000)(a)     $2,272,280
Accounts receivable ........................          8,685        19,620                              28,305
Rental furniture ...........................                      208,811                             208,811
Property, plant and equipment ..............         11,414        42,853                              54,267
Goodwill of acquired businesses ............         28,556        76,186          158,387 (c)        263,129
Other assets ...............................         12,350         9,305                              21,655
                                                 ----------     ---------      -----------         ----------
                                                 $2,652,195     $ 391,865      $  (195,613)        $2,848,447
                                                 ==========     =========      ===========         ==========
   Liabilities and Shareholders' Equity

Accounts payable and accrued expenses ......     $    3,675     $  27,956      $                   $   31,631
Insurance losses and expenses ..............         33,642            --               --             33,642
Deferred rental revenue ....................                       14,060                              14,060
Borrowings .................................          3,635        84,400           31,000 (a)        119,035
Income taxes, principally deferred .........        707,345        35,687           (6,570)(d)        736,462
Other liabilities ..........................          8,526         9,719                              18,245
                                                 ----------     ---------      -----------         ----------
                                                    756,823       171,822           24,430            953,075
Total equity ...............................      1,895,372       220,043         (220,043)         1,895,372
                                                 ----------     ---------      -----------         ----------
Total liabilities and equity ...............     $2,652,195     $ 391,865      $  (195,613)        $2,848,447
                                                 ==========     =========      ===========         ==========

(a), (c) and (d) are explained on the next page.

                           WESCO FINANCIAL CORPORATION
          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1999
                             (Amounts in thousands)

                                                                               Pro Forma         Pro Forma
                                                   Wesco          CORT        Adjustments         Combined
                                                 ---------      ---------     -----------        ---------
Revenues:
  Sales and service revenues ...............     $  64,571      $ 354,084      $      --         $ 418,655
  Insurance premiums earned ................        17,655             --                           17,655
  Dividend and interest income .............        49,679             --        (20,000)(b)        29,679
  Realized gains, net ......................        12,819             --                           12,819
  Other ....................................           982                                             982
                                                 ---------      ---------      ---------         ---------
                                                   145,706        354,084        (20,000)          479,790
                                                 ---------      ---------      ---------         ---------
Costs and expenses:
  Costs of products and services sold ......        50,728         89,916                          140,644
  Insurance losses and expenses ............         7,366             --                            7,366
  Selling, general and administrative ......         9,483        209,708                          219,191
  Amortization of goodwill .................           782          2,442          3,395(c)          6,619
  Interest on borrowings ...................         2,549          5,769          1,984(b)         10,302
                                                 ---------      ---------      ---------         ---------
                                                    70,908        307,835          5,379           384,122
                                                 ---------      ---------      ---------         ---------
Income before income taxes .................        74,798         46,249        (25,379)           95,668
Provision for income taxes .................       (20,655)       (19,548)         7,694(d)        (32,509)
                                                 ---------      ---------      ---------         ---------
      Net income ...........................     $  54,143      $  26,701      $ (17,685)        $  63,159
                                                 =========      =========      =========         =========
Net income per capital share
 (based on 7,120 shares)....................     $    7.60                                       $    8.87
                                                 =========                                       =========

-----------
Explanations of assumptions underlying pro forma adjustments:

(a) The $385 million cash purchase was funded to the extent of $354 million through sales of mainly fixed-maturity investments and use of available cash, supplemented by $31 million of short-term line-of-credit borrowings bearing interest initially at 6.4%.

(b) Wesco's management believes a reasonable approach to estimating the loss of income in 1999 that would have resulted from funding the acquisition at the beginning of that year is (1) to calculate investment income on the $354 million of investments and cash equivalents liquidated (estimated to be $20,000) and (2) to provide interest expense on the $31 million borrowed (calculated to be $1,984 assuming a rate of 6.4%).

(c) The CORT acquisition has been accounted for under the purchase method of accounting. It has been assumed that the fair value of CORT's tangible assets approximated their net book value at date of acquisition. Amortization of the excess of purchase price over CORT's tangible net assets ("goodwill") has been calculated on a straight-line basis over 40 years.

(d) The pro forma income tax adjustment has been computed at Wesco's effective rate after giving effect to the non-deductibility of goodwill amortization for tax purposes.